NOTICE OF GUARANTEED DELIVERY

                                    for

            11 1/4% Senior Subordinated Discount Notes due 2008

                                    of

                          PAGEMART WIRELESS, INC.


      As set forth in the Prospectus dated o, 1998 (the "Prospectus") of PageMart Wireless, Inc. (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's Exchange Offer (the "Exchange Offer") to exchange all of its outstanding 11 1/4% Senior Subordinated Discount Notes due 2008 (the "Old Notes") for its 11 1/4% Senior Subordinated Discount Exchange Notes due 2008, which have been registered under the Securities Act of 1933, as amended, if certificates for the Old Notes are not immediately available or if the Old Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus). This form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON bullet, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE LAST BUSINESS DAY PRIOR TO THE EXPIRATION DATE.

    Delivery To: United States Trust Company of New York, as Exchange Agent

                    If by Registered or Certified Mail:

                  United States Trust Company of New York
                               P.O. Box 844
                      Attn: Corporate Trust Services
                              Cooper Station
                       New York, New York 10276-0844

                                    or

             If by Overnight Courier or by Hand after 4:30PM:

                  Untied States Trust Company of New York
                         770 Broadway, 13th Floor
                            New York, NY 10003
                      Attn: Corporate Trust Services

                                    or

                         If by Hand before 4:30PM:

                  United States Trust Company of New York
                               111 Broadway
                                Lower Level
                      Attn: Corporate Trust Services
                         New York, New York 10006

                                    or

                             If by Facsimile:
                              (212) 780-0592

                           Confirm by Telephone:
                              (800) 548-6565

      Delivery of this instrument to an address, or transmission via a facsimile, other than as set forth above, does not constitute a valid delivery.

      This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, ____________________ Old Notes pursuant to the
                              (amount of Old Notes)
guaranteed delivery procedures set forth in instruction 1 of the Letter of Transmittal.

      The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the last business day prior to the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

      All authority hereto conferred or agreed to be conferred by Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

           NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s).                        Name(s) of Record Holder(s)
for Old Notes (if any and if
available)

_____________________________             _____________________________

                                          _____________________________
                                               Please Print or Type

Principal Amount of Old Notes             Address _____________________

_____________________________             _____________________________

                                          Area Code and Telephone No.

                                          _____________________________

                                          Signature(s) ________________

                                          _____________________________

                                          Dated: ______________________

                                          If Old Notes will be delivered
                                          by book-entry transfer at The
                                          Depository Trust Company,

                                          The Depository Trust Company
                                          Account No. _______________



      This Notice of Guaranteed Delivery must be signed by (i) the registered Holders(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing maintained by DTC as the owner of Old Notes or (ii) by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

         Please print name(s) and address(es) of person signing above

Name(s):      ___________________________________________________________

              ___________________________________________________________

Capacity:     ___________________________________________________________

Address(es):  ___________________________________________________________

              ___________________________________________________________

              ___________________________________________________________





                                 GUARANTEE

                 (Not to be used for signature guarantee)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Old Note tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent of certificates for the Old Notes tendered hereby, in proper form for transfer or a confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, with delivery of either a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signatures and any other documents required by the Letter of Transmittal or an Agent's Message, will be received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

      The undersigned acknowledges that it must deliver the Letter of Transmittal or Agent's Message and Old Notes tendered hereby to the Exchange Agent within the time period set forth therein and that failure to do so could result in financial loss to the undersigned.

Name of Firm ________________             _____________________________
                                              Authorized Signature

Address _____________________             Name ________________________
                                                 Please Print or Type

_____________________________             Title _______________________
         Zip Code

Area Code and Telephone No.

_____________________________

Dated: ________________, 1998

NOTE: DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN FIVE BUSINESS DAYS AFTER THE EXPIRATION DATE.